Exhibit 99

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2004
(Date of earliest event reported)

FORD MOTOR COMPANY

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190

(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

     On September 17, 2004, Ford Motor Company committed to plans to close the final assembly operations at Browns Lane in Coventry, England and reduce salaried staffing levels at its Jaguar operations. Browns Lane is currently used for final assembly of Jaguar XJ and Jaguar XK model cars. As a result of this action, and in accordance with generally accepted accounting principles, we will incur pre-tax charges and cash expenditures estimated at approximately $175 million for employee separation costs.

     See our related press release and investor presentation, filed as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein, for a discussion of the facts and circumstances surrounding this action.

Item 2.06. Material Impairments.

     On September 17, 2004, Ford Motor Company decided to exit Formula One racing and to sell its Formula One racing operations within the next year, as market conditions warrant. In accordance with generally accepted accounting principles, those racing operations are being classified as discontinued operations and we will incur an impairment charge estimated at about $275 million pre-tax.

     See our related press release and investor presentation, filed as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein, for a discussion of the facts and circumstances surrounding this action.

Item 8.01. Other Events.

     See our press release and investor presentation, filed as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein, for a discussion of our updated third-quarter and full-year earnings guidance. The exhibits discuss our updated earnings guidance on a per share basis that excludes results from discontinued operations and excludes special items. The most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles to this measure is earnings per share on a basis that includes results from discontinued operations and includes special items. We believe the earnings per share measure excluding results from discontinued operations and excluding special items is useful to investors because it excludes elements that we do not consider indicative of earnings from our on-going operating activities and, accordingly, provides investors with a more relevant measure of the results of our operations.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing
Exhibit 99.1	Press release dated September 17, 2004	Filed with this Report
Exhibit 99.2	Investor presentation dated September 17, 2004	Filed with this Report

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY ————————————— (Registrant)
Date: September 17, 2004	By:	/s/ Peter J. Sherry, Jr.
Peter J. Sherry, Jr.
Secretary

EXHIBIT INDEX

Designation	Description
Exhibit 99.1	Press release dated September 17, 2004
Exhibit 99.2	Investor presentation dated September 17, 2004

Exhibit 99.1

Contact:	Media:	Investment Community:	Shareholder Inquiries:	Media Information Center:
	Oscar Suris	Raj Modi	1.800.555.5259 or	1.800.665.1515 or
	Ford Motor Co.	1.313.323.8221	1.313.845.8540	1.313.621.0504
	1.313.594.4410	fordir@ford.com	stockinfo@ford.com	media@ford.com
osuris@ford.com

or

Don Hume
PAG/Jaguar
44-2476-203321
dhume@ford.com

FOR IMMEDIATE RELEASE

FORD ANNOUNCES DETAILS OF JAGUAR IMPROVEMENT
ACTIONS; INCREASES EARNINGS GUIDANCE FOR 2004

DEARBORN, Mich., September 17, 2004 — Ford Motor Company and its Jaguar Cars unit announced today improvement actions for Jaguar and, separately, an increase in its third-quarter and full-year financial guidance for 2004.

Jaguar Actions

In a separate release issued earlier today, Jaguar Cars announced a series of actions aimed at improving its business fundamentals. (See the Jaguar Cars release, dated September 17, 2004, for complete details.) The actions included:

•	Cessation of final assembly operations at the Browns Lane plant by year-end 2005; these operations will be consolidated into Jaguar’s Castle Bromwich plant.

•	Total personnel reductions of approximately 1,150, including those related to the consolidation of assembly operations.

•	A reduction of 15,000 units in Jaguar’s remaining production plan for 2004.

•	Ford’s exit from Formula One racing activities, including the sale of those operations.

The personnel reductions and the Formula One decision together are estimated to result in a charge to pre-tax income of approximately $450 million. Of this, it is expected that

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approximately $375 million of these charges are to occur this year, with the remainder occurring next year. Together with previously announced 2004 special items, these actions are expected to reduce full-year 2004 earnings by about 25 cents per share.

2004 Earnings Outlook

Separately, the company announced it is raising its third-quarter earnings guidance by 10 cents per share, from a range of breakeven to 5 cents per share to a range of 10 to 15 cents per share, in each case from continuing operations, excluding special items.

As a result, full-year earnings now are expected to be in the range of $1.90 to $2.00 per share, compared with previous guidance of $1.80 to $1.90 per share, in each case from continuing operations, excluding special items. The improvement primarily reflects continued strong performance in Financial Services and improved cost performance in the Automotive Sector, partially offset by lower production at Jaguar.

The Company will host a conference to discuss these developments beginning at 8.30 a.m. EDT today, with Don Leclair, Chief Financial Officer; Mark Fields, Executive Vice President, Premier Automotive Group and Ford of Europe; and Joe Greenwell, Chairman and CEO of Jaguar and Land Rover. Participants can access the call by dialing 800-237-9752. (International dial-in number is 617-847-8706.) The pass code for both numbers is a verbal response of “Ford Business Update.” A listen-only web cast also will be available on the Internet at www.shareholder.ford.com. Supporting presentation materials will be available shortly before the call begins at the same web site address. Teleconference participants will have an opportunity to ask questions following the presentation.

Replays of the call will be available through Friday, September 24, by dialing 888-286-8010 with passcode 95842917. The international access number for the replay is 617-801-6888 with the same passcode. Replays will also be available at http://www.shareholder.ford.com.

# # #

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Statements included herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	greater price competition resulting from currency fluctuations, industry overcapacity or other factors;

•	a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;

•	lower-than-anticipated market acceptance of new or existing products;

•	work stoppages at key Ford or supplier facilities or other interruptions of supplies;

•	the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;

•	increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;

•	unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;

•	worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);

•	currency or commodity price fluctuations;

•	changes in interest rates;

•	a market shift from truck sales in the U.S.;

•	economic difficulties in any significant market;

•	reduced availability of or higher prices for fuel;

•	labor or other constraints on our ability to restructure our business;

•	a change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts;

•	credit rating downgrades;

•	inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;

•	higher-than-expected credit losses;

•	lower-than-anticipated residual values for leased vehicles;

•	increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and

•	our inability to implement the Revitalization Plan.

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Exhibit 99.2

Business Update Conference Call September 17, 2004

Jaguar's Recent History Strategy since 1997 based on significant growth Increase in the number of model offerings, from 2 to 4 Major facilities and infrastructure expansion to support the growth Significant investment in new aluminum technology Expansion of global distribution network Volume has grown, but less than expected

Over the past 2 years, focus on key priorities: Strengthened internal discipline Improved quality and customer satisfaction Reduced costs External environment has deteriorated Growth in diesel demand in Europe and sales of luxury SUVs in the U.S. Unprecedented incentives, particularly in the U.S. Weakening of U.S. dollar Jaguar sales have not lived up to expectation Jaguar's Present Business Situation Quick turnaround unlikely given nature of issues

Business model based on: Distinctive products Strong brand and distribution Capacity and cost structure appropriately sized for business Management team has been strengthened Specific plans targeted at short-term improvements Cost and capacity actions Product, marketing and distribution actions Ford to exit Formula One racing - business up for sale Jaguar Improvement Plan

Jaguar West Midlands Manufacturing Consolidation Close Browns Lane assembly operations in 2nd Half 2005 Relocate XJ assembly to Castle Bromwich in mid-2005 Launch XK replacement in Castle Bromwich Net reduction of 400 positions Other Structural Efficiencies Eliminate 750 salaried and agency positions by year-end 2004 - a 15% reduction in salaried-equivalent costs since year-end 2003 Accelerate synergies with Land Rover Jaguar Improvement Plan Cost and Capacity Actions

Upcoming product actions build on recent introductions X-Type Estate (wagon) introduction in U.S. market Premium diesel in XJ Performance diesel in X-Type All-new, all-aluminum replacement for XK Improve brand positioning Reduce dealer inventories (2004 production cut by 15,000 units) Reduce fleet sales in the U.S. and concentrate on improving residual values Jaguar Improvement Plan Product, Marketing & Distribution Actions

Sequential improvement in Third Quarter results compared with the Second Quarter* Fourth Quarter results should approach breakeven including the production cuts* Estimated pre-tax charges of about $450 million related to personnel reductions and Formula One decision P.A.G. Outlook for Balance of 2004 * Excluding special items

Corporate Outlook for Balance of 2004 Change + $0.10 + $0.10 Updated Guidance $0.10 - $0.15 $1.90 - $2.00 * Excluding special items and discontinued operations, which are projected to reduce earnings by about $0.25 per share for full-year 2004 Earnings Per Share * Q3 2004 FY 2004

Safe Harbor Greater price competition resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Work stoppages at key Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations; Change in interest rates; A market shift from truck sales in the U.S.; Economic difficulties in any significant market; Reduced availability of or higher prices for fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; Credit rating downgrades; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included or incorporated by reference herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: